Exhibit 21.1

Subsidiaries of Mueller Water Products, Inc.

Entity	State of incorporation or organization	Doing business as

Anvil 1, LLC	Delaware	NA
Anvil 2, LLC	Delaware	NA
Anvil International, LLC	Delaware	Anvil International (N.H.)
Anvil International, LP	Delaware	Anvil Int’l Ltd Partnership of Delaware
Anvil International LP of Delaware
AnvilStar, LLC	Delaware	NA
Fast Fabricators, LLC	Delaware	NA
Henry Pratt Company, LLC	Delaware	NA
Henry Pratt International, LLC	Delaware	NA
Hersey Meters Co., LLC	Delaware	Hersey Meters Co. of Delaware, LLC
Hunt Industries, LLC	Delaware	NA
Hydro Gate, LLC	Delaware	NA
J.B. Smith Mfg Co., LLC	Delaware	NA
James Jones Company, LLC	Delaware	James Jones Company of Delaware, LLC
Jingmen Pratt Valve Co. Ltd.	China	NA
MCO 1, LLC	Alabama	NA
MCO 2, LLC	Alabama	NA
Millikin Valve, LLC	Delaware	NA
Mueller Canada Holdings Corp.	Canada	NA
Mueller Canada Ltd.	Canada	Anvil Canada
Mueller Co. Ltd.	Alabama	Mueller Co. Ltd., L.P.
Mueller Co. Ltd. (LP)
Mueller Flow, LLC
Mueller Financial Services, LLC	Delaware	NA
Mueller Group Co-Issuer, Inc.	Delaware	NA
Mueller Group, LLC	Delaware	NA
Mueller International Finance, L.L.C.	Delaware	Mueller International Finance (N.H.)
Mueller International, LLC	Delaware	NA
Mueller Leak Detection, Ltd.	Canada	NA
Mueller Service California, Inc.	Delaware	NA
Mueller Service Co., LLC	Delaware	NA
Mueller Systems, LLC	Delaware	NA
United States Pipe and Foundry Company, LLC	Alabama	NA
U.S. Pipe Valve & Hydrant, LLC	Delaware	NA